EXHIBIT 99.1

First Mid Bancshares, Inc. Announces Fourth Quarter and Full Year 2019 Results

MATTOON, Ill., Jan. 23, 2020 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter and year-to-date period ended December 31, 2019.

Highlights

  Diluted earnings per share of $0.72 and $2.87 for the fourth quarter and full year, respectively
  Increased tangible book value for the year by 16.7% to $23.59
  Strong loan growth for the quarter of $71.8 million, or 2.7%
  Record quarter of noninterest income driven by growth in wealth management revenues

“We followed up a strong third quarter of loan growth with another solid quarter,” said Joe Dively, Chairman and Chief Executive Officer.  “Our wealth management division had a great quarter and, combined with our insurance division’s successful 2019, we delivered record noninterest income for both the fourth quarter and the full year.”

“We achieved a lot in 2019 through our intense focus on the customer and delivering shareholder value.  We made significant investments in technology to ensure we are delivering the best and most competitive products and services to our customers and for the communities we serve.  For our shareholders, we increased our dividend, repurchased shares and delivered strong financial results, including an increase in tangible book value by nearly 17%.  Our capital position is strong and we are well positioned for 2020 and beyond,” Dively concluded.

Net Interest Income

Net interest income for the fourth quarter of 2019 decreased by $0.1 million, or 0.5% compared to the third quarter of 2019.  The decline was primarily driven by a decrease of $0.8 million in accretion income, partially offset by lower interest expenses.  Total accretion income for the quarter was $1.8 million compared to $2.6 million in the third quarter.

In comparison to the fourth quarter of 2018, net interest income was essentially the same at $31.0 million.  Interest income increased by $0.7 million and was offset by higher interest expenses.

Net Interest Margin

Net interest margin, on a tax equivalent basis, was 3.57% for the fourth quarter of 2019 compared to 3.60% in the prior quarter.  The decrease was primarily driven by the decrease in accretion income of $0.8 million.  Excluding accretion income, the net interest margin increased seven basis points for the quarter. Strong loan growth in the second half of the year, along with active management of funding costs, helped drive the increase.

In comparison to the fourth quarter of 2018, net interest margin decreased by 18 basis points.  The year-over-year decrease in the ratio was primarily due to less accretion income and higher funding costs in a more competitive and challenging interest rate environment.

Loan Portfolio

Total loans ended the quarter at $2.70 billion, representing an increase of $71.8 million, or 2.7% compared to the prior quarter.  The increase was in multiple categories with commercial real estate representing the largest amount.  The loan growth was also well dispersed geographically with a majority of the growth coming from our St. Louis Metro and Peoria markets.

Loans increased by $50.8 million, or 1.9%, compared to the fourth quarter of last year.  The year-over-year loan growth was primarily in commercial real estate and construction and land development, partially offset by declines in multifamily and 1-4 family properties.  Loan growth for the year was muted by higher payoffs and efforts to improve overall credit quality from certain acquired loans.

Asset Quality

Nonperforming loans decreased by $1.9 million from year-end 2018, while the fourth quarter 2019 increased by $3.6 million primarily tied to two commercial credits.  At December 31, 2019, nonperforming loans were 1.03% of total loans, allowance for loan losses was 1.00% of total loans, and the allowance for loan losses to non-performing loans was 96.7%.  Non-performing loans increased from the previous quarter by $3.6 million to $27.8 million.  Excluding outstanding acquired loans, the allowance for loan losses to total loans was 1.26%.

Net charge-offs were $2.6 million during the fourth quarter compared to $2.3 million in the third quarter of 2019.  The Company recorded provision expense of $2.7 million consistent with the third quarter of 2019 and $0.4 million less than the fourth quarter of last year.

Deposits

Total deposits at December 31, 2019 were $2.92 billion, a decrease of $71.6 million in the quarter.  Some of the decrease was directly attributable to the increase of $33.6 million in repurchase agreements.  A majority of the remaining decline came from maturities on higher cost time deposits and certain commercial customers with seasonal cash flows.  The Company took steps to reduce its funding costs in early October through a variety of steps and the average cost of funds declined 12 basis points to 0.67% for the quarter.

On a year-over-year basis, deposits were down $71.3 million.  Increases in noninterest bearing demand deposits were offset by decreases in money market accounts and interest bearing demand deposits.

Noninterest Income

Noninterest income for the fourth quarter of 2019 was a record $14.9 million compared to $12.9 million in the third quarter.  The increase was primarily driven by farm management and real estate income within wealth management revenues.

Noninterest income increased $3.2 million compared to the fourth quarter of last year due to a combination of both organic and acquisition growth.

Noninterest Expenses

Noninterest expense for the fourth quarter totaled $27.6 million compared to $25.9 million in the third quarter.  Most of the increase was in the salaries and benefits line on the income statement and was primarily driven by the growth in revenues.

Noninterest expense was $1.3 million higher than the fourth quarter of 2018.  The year-over-year increase was primarily due to the expense tied to the growth in noninterest income revenues and having the SCB Bancorp acquisition in for the full quarter in 2019.  The Company’s efficiency ratio, on a tax equivalent basis, for the fourth quarter of 2019 was 57.2% compared to 57.7% for the same period last year.

Capital and CECL

The Company’s capital levels remained above the “well capitalized” levels and ended the period as follows:

Total capital to risk-weighted assets	15.74%
Tier 1 capital to risk-weighted assets	14.79%
Common equity tier 1 capital to risk-weighted assets	14.12%
Leverage ratio	11.20%

In June 2016, the Financial Accounting Standards Board issued Accounting Standard Update 2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“the standard”). The standard replaces the incurred loss methodology of estimating allowance for loan losses with an expected loss methodology that is commonly referred to as the current expected credit losses (“CECL”) methodology. The Company was required to adopt the standard, as amended, effective January 1, 2020.  The Company has prepared an initial estimate of the impact from adopting the standard and believes its allowance for loan losses will be increased within a range of 5% to 10% as of adoption.

Capital Markets

On August 16, 2019, the Company adopted a repurchase plan under Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended.  During the quarter, the Company did not repurchase any shares under the plan.

Under the previously announced ‘at-the-market’ equity offering, the Company did not sell any shares during the current quarter.

About Us: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc. and First Mid Wealth Management Co.  Our mission is to fulfill the financial needs of our communities with exceptional personal service, professionalism and integrity, and deliver meaningful value and results for our customers and shareholders.

First Mid is a $3.8 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois and eastern Missouri and a loan production office in the greater Indianapolis area.  Together, our First Mid team takes great pride in their work and their ability to serve our customers well over the last 154 years.

More information about the Company is available on our website at www.firstmid.com.  Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

Non-GAAP Measures:  In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures.  The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance.  Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.  These non-GAAP financial measures are detailed as supplemental tables and include “Net Interest Margin, tax equivalent,” “Tangible Book Value per Common Share,” and “Common Equity Tier 1 Capital to Risk Weighted Assets”.  While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP.  These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements:  This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative/regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; and accounting principles, policies and guidelines. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Aaron Holt
VP, Shareholder Relations
217-258-0463
aholt@firstmid.com

- Tables Follow -

FIRST MID BANCSHARES, INC.
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	As of
	December 31,	September 30,	December 31,
	2019	2019	2018

Assets
Cash and cash equivalents	$85,080	$108,229	$141,400
Investment securities	760,215	811,573	769,279
Loans (including loans held for sale)	2,695,347	2,623,558	2,644,519
Less allowance for loan losses	(26,911)	(26,741)	(26,189)
Net loans	2,668,436	2,596,817	2,618,330
Premises and equipment, net	59,491	59,724	59,117
Goodwill and intangibles, net	133,257	134,461	139,097
Bank owned life insurance	67,225	66,786	65,484
Other assets	65,722	60,139	47,027
Total assets	$3,839,426	$3,837,729	$3,839,734

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$633,331	$596,518	$575,784
Interest bearing	2,284,035	2,392,407	2,412,902
Total deposits	2,917,366	2,988,925	2,988,686
Repurchase agreement with customers	208,109	174,530	192,330
Other borrowings	118,895	80,862	127,469
Junior subordinated debentures	18,858	29,126	29,000
Other liabilities	49,589	42,327	26,385
Total liabilities	3,312,817	3,315,770	3,363,870

Total stockholders' equity	526,609	521,959	475,864
Total liabilities and stockholders' equity	$3,839,426	$3,837,729	$3,839,734

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Interest income:
Interest and fees on loans	$31,206	$30,553	$126,825	$105,772
Interest on investment securities	5,101	4,966	21,043	18,237
Interest on federal funds sold & other deposits	214	269	1,853	556
Total interest income	36,521	35,788	149,721	124,565
Interest expense:
Interest on deposits	4,447	3,422	18,939	8,571
Interest on securities sold under agreements to repurchase	240	134	911	330
Interest on other borrowings	610	834	2,721	2,517
Interest on subordinated debt	240	396	1,476	1,409
Total interest expense	5,537	4,786	24,047	12,827
Net interest income	30,984	31,002	125,674	111,738
Provision for loan losses	2,737	3,184	6,433	8,667
Net interest income after provision for loan	28,247	27,818	119,241	103,071
Non-interest income:
Wealth management revenues	5,027	3,540	15,570	8,460
Insurance commissions	3,361	2,390	16,029	5,592
Service charges	1,985	1,988	7,837	7,435
Securities gains, net	479	0	802	901
Mortgage banking revenues	579	266	1,746	1,205
ATM/debit card revenue	2,100	2,044	8,491	7,487
Other	1,342	1,419	5,542	4,334
Total non-interest income	14,873	11,647	56,017	35,414
Non-interest expense:
Salaries and employee benefits	15,942	13,952	62,578	46,803
Net occupancy and equipment expense	4,305	4,225	17,680	14,533
Net other real estate owned (income) expense	30	260	443	282
FDIC insurance	(170)	319	219	1,059
Amortization of intangible assets	1,296	1,156	5,848	3,215
Stationary and supplies	269	238	1,104	963
Legal and professional expense	1,451	1,318	5,164	5,243
Marketing and donations	573	541	2,031	1,794
Other	3,905	4,311	16,925	16,088
Total non-interest expense	27,601	26,320	111,992	89,980
Income before income taxes	15,519	13,145	63,266	48,505
Income taxes	3,543	3,206	15,323	11,905
Net income	$11,976	$9,939	$47,943	$36,600

Per Share Information
Basic earnings per common share	$0.72	$0.62	$2.88	$2.53
Diluted earnings per common share	0.72	0.62	2.87	2.52
Dividends per common share	0.40	0.36	0.76	0.70

Weighted average shares outstanding	16,667,370	15,985,021	16,675,269	14,487,126
Diluted weighted average shares outstanding	16,699,876	15,998,551	16,709,476	14,500,585

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	December 31,	September 30	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Interest income:
Interest and fees on loans	$31,206	$31,976	$31,539	$32,104	$30,553
Interest on investment securities	5,101	5,297	5,436	5,209	4,966
Interest on federal funds sold & other deposits	214	305	596	738	269
Total interest income	36,521	37,578	37,571	38,051	35,788
Interest expense:
Interest on deposits	4,447	5,174	4,940	4,378	3,422
Interest on securities sold under agreements to repurchase	240	196	215	260	134
Interest on other borrowings	610	691	697	723	834
Interest on subordinated debt	240	392	406	438	396
Total interest expense	5,537	6,453	6,258	5,799	4,786
Net interest income	30,984	31,125	31,313	32,252	31,002
Provision for loan losses	2,737	2,658	91	947	3,184
Net interest income after provision for loan	28,247	28,467	31,222	31,305	27,818
Non-interest income:
Wealth management revenues	5,027	3,311	3,587	3,645	3,540
Insurance commissions	3,361	3,353	3,760	5,555	2,390
Service charges	1,985	2,091	1,959	1,802	1,988
Securities gains, net	479	51	218	54	0
Mortgage banking revenues	579	582	346	239	266
ATM/debit card revenue	2,100	2,173	2,202	2,016	2,044
Other	1,342	1,356	1,516	1,328	1,419
Total non-interest income	14,873	12,917	13,588	14,639	11,647
Non-interest expense:
Salaries and employee benefits	15,942	14,497	15,565	16,574	13,952
Net occupancy and equipment expense	4,305	4,377	4,543	4,455	4,225
Net other real estate owned (income) expense	30	172	188	53	260
FDIC insurance	(170)	(87)	197	279	319
Amortization of intangible assets	1,296	1,373	1,823	1,356	1,156
Stationary and supplies	269	284	264	287	238
Legal and professional expense	1,451	1,215	1,304	1,194	1,318
Marketing and donations	573	523	481	454	541
Other	3,905	3,540	5,822	3,658	4,311
Total non-interest expense	27,601	25,894	30,187	28,310	26,320
Income before income taxes	15,519	15,490	14,623	17,634	13,145
Income taxes	3,543	3,820	3,642	4,318	3,206
Net income	$11,976	$11,670	$10,981	$13,316	$9,939

FIRST MID BANCSHARES, INC.
Consolidated Financial Highlights and Ratios
(Dollars in thousands, except per share data)
(Unaudited)
	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018

Loan Portfolio
Construction and land development	$94,142	$68,821	$57,069	$49,179	$50,619
Farm loans	240,241	229,715	229,924	236,864	231,700
1-4 Family residential properties	336,427	347,370	355,143	362,617	373,518
Multifamily residential properties	153,948	154,859	167,709	175,903	184,051
Commercial real estate	995,702	954,992	888,711	905,679	906,850
Loans secured by real estate	1,820,460	1,755,757	1,698,556	1,730,242	1,746,738
Agricultural loans	136,124	121,650	118,216	118,026	135,877
Commercial and industrial loans	528,973	543,937	530,405	550,853	557,011
Consumer loans	83,183	83,171	84,907	86,540	91,516
All other loans	126,607	119,043	114,459	111,333	113,377
Total loans	2,695,347	2,623,558	2,546,543	2,596,994	2,644,519

Deposit Portfolio
Non-interest bearing demand deposits	$633,331	$596,518	$603,823	$628,944	$575,784
Interest bearing demand deposits	850,956	899,763	844,931	828,144	903,426
Savings deposits	428,778	431,497	438,769	444,619	432,319
Money Market	419,801	435,517	473,160	483,867	485,388
Time deposits	584,500	625,630	651,807	660,639	591,769
Total deposits	2,917,366	2,988,925	3,012,490	3,046,213	2,988,686

Asset Quality
Non-performing loans	$27,818	$24,203	$25,773	$25,988	$29,749
Non-performing assets	31,538	28,645	29,380	29,857	32,344
Net charge-offs	2,567	2,276	436	432	834
Allowance for loan losses to non-performing loans	96.74%	110.49%	102.27%	102.76%	88.03%
Allowance for loan losses to total loans outstanding	1.00%	1.02%	1.04%	1.03%	0.99%
Nonperforming loans to total loans	1.03%	0.92%	1.01%	1.00%	1.13%
Nonperforming assets to total assets	0.82%	0.75%	0.77%	0.77%	0.84%

Common Share Data
Common shares outstanding	16,673,480	16,663,095	16,694,316	16,677,128	16,644,635
Book value per common share	$31.58	$31.32	$30.49	$29.81	$28.57
Tangible book value per common share	23.59	23.25	22.35	21.57	20.22
Market price of stock	35.25	34.62	34.92	33.32	31.92

Key Performance Ratios and Metrics
End of period earning assets	$3,464,144	$3,444,775	$3,447,695	$3,539,175	$3,491,606
Average earning assets	3,464,200	3,444,088	3,470,776	3,516,032	3,307,437
Average rate on average earning assets (tax equivalent)	4.24%	4.39%	4.40%	4.44%	4.35%
Average rate on cost of funds	0.67%	0.79%	0.76%	0.70%	0.60%
Net interest margin (tax equivalent)	3.57%	3.60%	3.64%	3.74%	3.75%
Return on average assets	1.25%	1.22%	1.15%	1.38%	1.10%
Return on average common equity	9.17%	9.04%	8.80%	11.02%	8.99%
Efficiency ratio (tax equivalent) [1]	57.23%	54.69%	62.31%	56.77%	57.66%
Full-time equivalent employees	827	830	826	832	818

[1] Represents non-interest expense divided by the sum of fully tax equivalent net interest income and non-interest income. Non-interest expense adjustments exclude foreclosed property expense and amortization of intangibles. Net-interest income includes tax equivalent adjustments and non-interest income excludes gains and losses on the sale of investment securities.
Note: Asset Quality metrics as of December 31, 2018 were adjusted to match the disclosures in the 10K, which exclude TDR's from the Soy Capital acquisition.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended December 2019
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$37,318	$182	1.93%
Federal funds sold	924	3	1.50%
Certificates of deposits investments	5,206	29	2.23%
Investment Securities:
Taxable (total less municipals)	608,505	3,799	2.50%
Tax-exempt (Municipals)	181,906	1,647	3.62%
Loans (net of unearned income)	2,630,342	31,393	4.74%

Total interest earning assets	3,464,200	37,054	4.24%

NONEARNING ASSETS
Cash and due from banks	97,424
Premises and equipment	59,634
Other nonearning assets	251,843
Allowance for loan losses	(27,276)

Total assets	$3,845,825

INTEREST BEARING LIABILITIES
Demand deposits	$1,304,044	$1,413	0.43%
Savings deposits	434,877	127	0.12%
Time deposits	596,121	2,907	1.93%
Total interest bearing deposits	2,335,042	4,447	0.76%
Repurchase agreements	191,498	240	0.50%
FHLB advances	105,134	604	2.28%
Federal funds purchased	1,082	6	2.13%
Subordinated debt	19,503	240	4.89%
Other borrowings	0	0	0.00%
Total borrowings	317,217	1,090	1.36%
Total interest bearing liabilities	2,652,259	5,537	0.83%

NONINTEREST BEARING LIABILITIES
Demand deposits	623,351	Average cost of funds	0.67%
Other liabilities	47,938
Stockholders' equity	522,276

Total liabilities & stockholders' equity	$3,845,825

Net Interest Earnings / Spread		$31,517	3.41%

Impact of Non-Interest Bearing Funds			0.16%

Tax effected yield on interest earning assets			3.57%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018

Net interest income as reported	$30,984	$31,125	$31,313	$32,252	$31,002
Net interest income, (tax equivalent)	31,517	31,659	31,850	32,800	31,546
Average earning assets	3,464,200	3,444,088	3,470,776	3,516,032	3,307,437
Net interest margin (tax equivalent) [1]	3.57%	3.60%	3.64%	3.74%	3.75%

Common stockholder's equity	$526,609	$521,959	$508,958	$497,152	$475,864
Goodwill and intangibles, net	133,257	134,461	135,762	137,461	139,097
Common shares outstanding	16,673	16,663	16,695	16,677	16,645
Tangible Book Value per common share	$23.59	$23.25	$22.35	$21.57	$20.22

Common equity tier 1 capital	$398,536	$391,429	$379,581	$372,731	$357,690
Risk weighted assets	2,822,648	2,923,245	2,935,236	2,964,638	3,030,259
Common equity tier 1 capital to risk weighted assets [2]	14.12%	13.39%	12.93%	12.57%	11.80%

[1] Annualized and calculated on a tax equivalent basis where interest earned on tax-exempt securities and loans is adjusted to an amount comparable to interest subject to normal income taxes assuming a federal tax rate of 21% and includes the impact of non-interest bearing funds.

[2] Defined as total common equity adjusted for gains/(losses) less goodwill and intangibles divided by risk weighted assets as of period end.